Exhibit 99.1

VAALCO Energy, Inc.

Name of Event

Wednesday, July 14, 2022, 11:00 a.m.

CORPORATE PARTICIPANTS

George Maxwell - CEO

Ron Bain - CFO

Al Petrie - Investor Relations

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.

PRESENTATION

Operator
Good day, and welcome to today’s conference call to discuss VAALCO Energy and TransGlobe Energy’s strategic business combination call. All participants will be in a listen-only mode. Should you need assistance, please signal a conference specialist by pressing the * key followed by 0. After today’s presentation, there will be an opportunity to ask questions. To ask a question, you may press * then 1 on your telephone keypad. To withdraw your question, please press * then 2. Please also note this event is being recorded.

I would now like to turn the conference over to Al Petrie, Investor Relations Coordinator with VAALCO Energy. Please go ahead.

Al Petrie
Thank you, Chad, and good morning everyone. On today’s call, George Maxwell, our CEO, and Ron Bain, our CFO, will discuss the company’s transformational business combination with TransGlobe Energy. We will then open up the call for questions. During our question-and-answer session, we ask you to limit your questions to one and a follow-up. You can always reenter the queue with additional questions.

I would like to point out that we posted a presentation deck on our website this morning that has additional information related to the transaction that we will be referring to at times during our call this morning.

With that, let me proceed with our forward-looking statement comments. During the course of this call, the company will be making forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance, and those actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Accordingly, you should not place any undue reliance on forward-looking statements.

These and other risks are described in today’s press release, the presentation posted on our website, and in the reports we file with the SEC, including our Form 10-K. Please note this call is being recorded.

Let me now turn the call over to George.

George Maxwell
Thank you, Al. Welcome, everyone. We appreciate you joining us today to discuss the transformation of and highly accretive combination of VAALCO Energy and TransGlobe Energy. Both companies share similar corporate cultures with firm commitments to financial discipline, adding and returning value to shareholders, operational excellence, and long-term stability.

As such, we believe this transaction is mutually beneficial for the broader shareholders -- stakeholders of both companies. And by building additional size and scale, we will be able to more efficiently deliver long-term accretive growth. This transaction more than doubles our production reserves and cash flow generation ability. It adds no debt to the merged entity, so we will continue to be unlevered, which further strengthens an already robust balance sheet.

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.

We have shown our ability to grow organically through our projects in Gabon, and we have the opportunity in Equatorial Guinea to develop a discovery with additional upside. Now, we will have strong free cash flow producing assets in Egypt and Canada as well, that will help to fund our robust expanded set of organic opportunities. This immediately transforms VAALCO from a company with a single country’s single-producing asset into a larger, more diversified company, which reduces risk and expands optionality.

On slide 3, you can see the terms of the transaction that was unanimously supported by both companies’ boards. This was an all equity merger with VAALCO shareholders owning 54.5% and TransGlobe shareholders owning 45.5% of the stronger combined group. Both Ron and I will be staying on in our roles, and we are committed to continuing to create the return value to our shareholders. We are pleased that Randy Neely, Edward Ok, and Geoff Probert from TransGlobe senior management will remain with us for a transition period.

We’re trying to retain a robust technical team and expertise from both companies, which includes valuable knowledge and relationships in Egypt, Canada, Gabon and Equatorial Guinea. The new board will be split with three non-executive independent members from each company, and I will be the seventh member of the board. We will continue to trade on the New York Stock Exchange and London stock exchange under VAALCO’s EGY ticker symbol.

On slide 5, you can see an overview of our combined assets. Both Gabon and Egypt have similar proved and  2P reserves. Simply adding Egypt essentially doubles our reserves and adds another all oil African asset with strong, steady production. We operate both assets and now have onshore and offshore subsurface technical expertise in Africa, enhancing our future business development opportunities.

The Canadian position contains strong free cash flowing assets with stable production and impressive long-life results. In Equatorial Guinea, we have a discovery where we have created a robust development plan, and are in the process of getting approved by the Equatorial Guinea government to move forward with activity in Block P.

The production profiles of these assets fit very well together. You have offshore assets that have higher initial rates paired with long-life onshore assets that produce steadily into the future. This will allow us to generate meaningful cash over long periods of time to fund organic growth opportunities.

As you can see on slide 11, we have significant organic opportunities in Gabon, Egypt, Equatorial Guinea and Canada, both in the near term and further into the future. We will work hard to identify operating efficiencies across the new combined portfolio through the application of complementary operational and technical skills. We can high grade our organic opportunities and generate cash flow faster to internally funded opportunities.

On slide 12, we have outlined the preliminary drilling and development plans in each of the four focus areas. Needless to say, this combined work program has significant potential to create substantial additional shareholder value going forward, as VAALCO has done in recent years. In addition, if you look at the appendix you will find more detailed information on all four of these asset areas.

And with that, I’d like to turn the call over to Ron to review the financial benefits of the combination.

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.

Ron Bain
Thank you, George. We believe that the combination of two financially strong companies enhances our financial resilience and positions us for enhanced growth and shareholder returns moving forward. If you look at the shares being added and compare them to the growth we will see in production, reserves, and operational cash flows, you’ll see that this is a highly accretive transaction for all shareholders. We’re not just creating a bigger company. We’re creating a stronger company, and one that is better positioned to succeed.

If I can draw your attention to slide 6, you can see that we will have significant cash on hand, no debt, and the ability to generate meaningful free cash flow moving forward. This free cash flow will allow us to increase our dividend to nearly double what VAALCO was given in 2022. We will continue to pay a quarterly dividend, which we will commence the quarter after completion. And for 2023, there will be about $28 million or approximately $0.26 per share for the year. On a quarterly basis, that’s about $0.065 cents per share.

Despite being larger, we will not lose our strategy of financial and investment discipline. We will maintain our strong balance sheet, optimize our capital allocation, high grade our organic opportunities, and continue to focus on shareholder returns through the dividend, and supplementing it with potential share buybacks and/or special dividends.

On slides 9 and 10, you can see the impact of the transaction on our combined 2022 production guidance and combined year-end 2021 reserves. For perspective, VAALCO’s average net production in calendar year 2020 was about 4850 barrels per day from a net revenue interest perspective, compared to 90,100 net realized investment barrels per day in 2022, on a combined basis.

For reserves from a similar perspective, it’s even more impressive, considering we had 3.2 million barrels of our NIR -- NRI crude reserves at year-end in 2020. And with the combination, we will show 32 million barrels of oil equivalent NRI on a combined basis as of year-end 2021.

We will be preparing an expanded investor deck associated with the upcoming shareholder votes that will have more detailed information on what the newly combined company will look like going forward.

As you can see in slide 14, both companies’ share prices have meaningfully outperformed the increase in Brent over the past two years, and outperformed peers on the greater market. The remarkable amount of volume created over the past two years will be combined into a bigger, financially stronger company, capable of delivering sustainable and accretive growth to shareholders in any pricing environment.

The combined company will also have greater trade liquidity and be listed on the New York Stock Exchange and the London Stock Exchange, and allows for growth across multiple investor bases in North America and in Europe. We will soon be preparing the necessary filings to secure shareholder approval of this transaction by both VAALCO and TransGlobe shareholders.

Slide 15 provides a preliminary timeline to closing, which we expect to most likely occur in the fourth quarter of this year. For VAALCO, the transaction requires majority approval of over 50% of our shares outstanding. And for TransGlobe, it requires approval of two-thirds of shares that vote.

With that, I’ll turn the call back over to George.

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.

George Maxwell
Thank you, Ron. In summary, there is a lot to be excited about this transformational combination. We are expanding and diversifying our African-focused assets. This is an all equity deal and we are taking on no debt and maintaining a very clean a robust balance sheet with significant cash on hand. It is accretive per diluted combined shares for reserves, operational cash flow, and production. We have an enhanced portfolio of organic opportunities with a larger production and share base to support its development.

We will have size and scale to enhance a broader set of inorganic opportunities, and we’ll continue to actively screen opportunities that meet our strict strategic financial and operational criteria. Both companies have outstanding teams that we believe will be complementary and continue to help us achieve our strategic vision. Most importantly, we will remain firmly focused on maximizing our shareholder returns, opportunities, and operating with the highest regards towards ESG and HSE.

Thank you. And with that, Operator, we are ready to take questions.

QUESTION AND ANSWER

Operator
Thank you. We will now begin our question-and-answer session. To ask a question, you may press * then 1 on your telephone keypad. If you’re using a speakerphone, please pick up your handset before pressing the keys. To withdraw your question, please press * then 2. At this time, we will pause momentarily to assemble our roster.

And the first question will be from John White with ROTH Capital. Please go ahead.

John White
Good morning, gentlemen, and congratulations on your transaction.

George Maxwell
Thank you, John.

Ron Bain
Thanks, John.

John White
I noticed TransGlobe reports a heavy oil category. Is that mostly Egypt and -- looks like mostly Egypt. Could you confirm that? And again, could you -- do you know the API gravity off the top of your head?

George Maxwell
Okay, I’ll take the question. I think you’re correct it is Egypt. I don’t know the exact API. I was in Egypt last week, but due to the nature of the transaction, I wasn’t able to visit the field until we had went public. But one thing I will say, the Egyptian crude, to the best of my knowledge, is used as a blending crude, which is very, very beneficial for the production there in Egypt. It’s also very beneficial for the monetization of that particular production.

John White
Okay, thank you. And I don’t see -- it doesn’t look like any significant natural gas production in Egypt.

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.

George Maxwell
That is correct. The small amount of gas production is taking place in Canada.

John White
And the Canadian natural gas is sold on a monthly spot basis?

George Maxwell
I believe there are some -- some hedges in place for that gas, but I don’t know the details of that at this time.

John White
Okay, but there’s not a --

Ron Bain
I could provide a -- yeah, I could provide a little of that color there, George. You know, the gas -- and it is a small amount overall. I think it’s something between 25% and 30% of the Canadian production, which is about 2000 barrels a day. There is some hedges that TransGlobe has got in place. I think the combined hedges are probably between 55 and 60,000 barrels per quarter for Q3 and Q4, both put and call. So it’s color (PH) perspective for the natural gas. So yeah, they’re projected on the small amount that’s there.

John White
I appreciate that. But I guess to be more clear, there is no long-term gas contracts in place?

Ron Bain
Not that I’m aware, John.

John White
Okay, thanks very much. I’ll pass it on.

Operator
Thank you. The next question will be from Charlie Sharp with Canaccord. Please go ahead.

Charlie Sharp
Thank you very much and congratulations, gentlemen, on the transaction. If I may just roll two questions into one, and then I will vacate the line. Firstly, are there any income fee approvals required, either in Gabon or in Canada or Egypt? And then secondly, do you foresee any shift in capital allocation for the newco versus the two separate companies? Will there be an increased focus on any one set of assets? And what do you see the role of Canada in this African-weighted story going forward? Thank you.

George Maxwell
Thank you, Charlie. Yes, we do not believe there are any required in-country approvals for this transaction that’s been represented to us. We have, obviously, communicated with the respective ministries in our respective countries that we operate in, with the exception I think directly of Canada.

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.

There is -- when we look at the larger combined company, one of the benefits really is to have the opportunity to really stress test the investment scenario on organic opportunities. And that allows us to really make sure that we are investing in the highest quality return opportunities across the portfolio. So at that time -- this time, we’ve currently got -- both companies have the plans -- for the growing plans of 2023, and their investment plans of 2023. You can see that outlined a little bit in one of the slides in the deck. We aren’t planning to start drilling again in the completion of this phase until Q3, the earliest of 2023. They are planning the end of Q4 this year, and Q1 and Q2 next year. So there’s a complementary cycling of capital at that time. Obviously, when the -- subject to the approval of our shareholders when we get into Q4, there will be a review of the 2023 program, and looking at where the most robust returns can be achieved for the invested dollar.

With regard to the Canadian operation, also that is the heartland of the TransGlobe headquarters. It’s where the full operational slate, the managers, the whole business, not just the Canadian operation resides. So, at the moment, we’re looking at these operations. And as I mentioned in my earlier commentary, there is not an overlap on the technical side. There are complementary skill sets. There are some key skill sets that reside inside TransGlobe, such as the experience they have on fracking technology with the types of fracks they do in Egypt and in Canada. And that is complementary to what we are trying to do with some of the fracking work we’re undertaking right now in Gabon.

And in addition to that, you know, there are growth opportunities for both companies and for us onshore, where they have considerable experience, technical experience. And for them, offshore, but obviously that is our heartland that we play in.

So I think at the moment, we will be taking time to look at where the key skill sets should reside, how they operate. With regard to Canada, it is -- its very operation is at the moment significantly cash generative and contributing towards the overall benefits to the combined group. And we’ll continue to monitor that and see how we can maximize the value of that particular operation for the shareholders.

Charlie Sharp
That’s great, thank you.

Operator
And once again if you’d like to ask a question, please press * then 1. The next question is from Bill Dezellem with Tieton Capital Management. Please go ahead.

Bill Dezellem
Thank you, that’s Tieton Capital. I have a group of questions. I’d like to start first of all, if we could, with the accretion or dilution on a cash flow per share basis of VAALCO. Can you give us some perspective there, please?

George Maxwell
Well, I --

Ron Bain
George, do you want me to take that one or are you going to take it?

George Maxwell
Now, I’m more happy that you take -- you’re better at the numbers than me, so --

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.

Ron Bain
Hey, Bill. Bill, looking at this -- looking at the 2021 historical operating cash flows on a per share basis, this is accretive about -- just under 5% on an operating cash flow basis. And that’s bearing in mind that TransGlobe, one of the key things that TransGlobe has done in the last two years is the merging of their PSCs, three PSCs into one, which gives them significant benefit. And that really wasn’t there in that 2021 cash flow. So we’ll see incremental cash flow to that coming through in 2022. But even on -- a look back on 2021 numbers based on what we have projected for the enlarged share count, we’re seeing a positive accretive cash flow per share.

Bill Dezellem
Thank you, Ron. So I’m going to dive into that just a little bit further. So, first of all, that does not -- am I hearing you correctly -- does not take into account any cost savings which presumably there will be some, since it appears as though the management of TransGlobe will not be staying on long-term?

Ron Bain
You are correct in what you’re seeing, because I’m looking back at 2021 numbers here, Bill. As you know, this is not primarily done for cost reduction. But yes, there will be synergistic savings that will come from this transaction. We don’t intend to keep the TSX listing. We don’t intend to keep the NASDAQ listing. And we won’t have the AIM listing in London. So we will have some synergistic savings there, and there’s going to be some head-office savings, too, going forward. But, you know, the deal itself, is primarily bought for the scale and the diversity and growth platform that it provides us. But we’ll take any incremental savings that appear, of course.

Bill Dezellem
Understood. I just wanted to be super clear that when you said ‘21 results, it really was based on the actuals and you weren’t incorporating any pro forma into it. So thank you for that. So that will be more than the 5% accretive then.

So you also said something about the PSCs. They had three that combined to one. I’m not familiar with that whole concept. Would you please -- and why that is ultimately a benefit. Would you walk through kind of the implications of that? And I guess facetiously, why we should care, what that does for us?

Ron Bain
George, do you want me to start and you come in or --

George Maxwell
Yeah, you start and I’ll jump in.

Ron Bain
No problem. Okay, well, the TransGlobe team have worked over the last few years in getting these what we call three separate PSCs merged into one. And in doing so -- and really, you know, this is a great thing that they did, because it’s one of the smaller oil and gas companies in Egypt. They really took the lead with the government here, and they managed to go in and negotiate new revenue share of the contract, which in a way cherry picked a lot of the benefits for each individual, one of the PSCs into one single PSC going forward. And now that’s put into place, I believe, last year with a backdated date on there of 2022 -- sorry, 2021.

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.

Now, one of the things it also gives them is the ability to actually increase their acreage, because due to the year-to-date, the rules (PH) there. If you get too close to the lease line, I think -- George will keep me right here -- if it’s within a couple kilometers of the lease line, they can’t drill. But by merging the three together, obviously, that overlap disappears and therefore they’ve actually got some more acreage, purely by merging these PSCs. But the revenue-sharing contracts themselves certainly take a cherry pick of the best things that they had individually and take them into one PSC going forward. George, is there anything you want to add?

George Maxwell
Yeah, I think -- I mean, I think it -- you know, hats off to Randy and his team for this, because it was groundbreaking in Egypt. It hadn’t been done before. And the best compliment we can give them is that some of the majors in Egypt are now rapidly following suit. So it’s clearly a benefit, not just to the investing company to get uniformity of terms and conditions and particularly the oil -- the returns position, but it also gives clarity. So rather than trying to deal with multiple terms and conditions inside the PSCs, we’re dealing with a single PSC, a single position to government. And it’s also -- it does give an indication of how Egypt itself as an investment platform has changed. They’re much more receptive to the free flow of capital coming in than it has been maybe 20 years ago.

Bill Dezellem
That’s very helpful. Thank you. So relative then to organic drilling opportunities or infill drilling opportunities, it sounds like that has opened up somewhat meaningfully as a result of combining these three PSCs.

George Maxwell
Yeah. No, that would be correct.

Bill Dezellem
Great, thank you. And then since we’re talking about drilling, I know it doesn’t relate to this transaction, but recently you, VAALCO, put out a press release detailing where you are at with your drilling program, offshore Gabon. And it included -- it included two additional wells that weren’t -- kind of weren’t contemplated by investors. So I guess I’ll ask you to share whatever details and additional insights you can relative to the original drilling program. And then if you would please walk us through the implications of the two additional wells, that would be appreciated.

George Maxwell
Okay. I’ll touch on that briefly, if I may, Bill. Obviously, we’ve had a successful drilling campaign to date with 8H being higher than expectation, 3H being, again, slightly higher. But both wells, 3H and 8H meeting the profiles now, and contributing more or less as expected on the original program.

And on 1HB, we are still, as we mentioned last week, bringing that well up carefully. And this kind of is relevant to the transaction, because 1HB was the first time we’ve done, in a long time, a significant frack operation in Gabon. And as I mentioned earlier, the technical team in TransGlobe have significant fracking experience, and that we find complementary to what we were doing. And this well and what we’re planning to do on the North Tchibala well that the rig’s currently en route to, which is -- again, will be a fracking operation. And that would be the final well in their original program, this one that we are just moving on to now.

However, there are two things that really drove the decision-making on extending the program. I’m sorry, there’s three things really. One was logistics; do we have the equipment to add wells to the program? Do we have locations that we are confident and will add volume to our longer-term strategy for organic growth? And thirdly, do we actually have the opportunity in extending and taking the options on the rigs.

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.

So before we contracted the rig last year, we contracted it with this foresight to say we need to look at containing options as a well, in addition to committed programs. So we had options to extend the rig. Those options were priced at last year’s rates, and they’re still at last year’s rates. So from an economic standpoint, anywhere we are today is basically being computed on rig rates of 2021. And given where the rig rates have moved, and I’m sure you all have heard of the announcements of the Saudis looking to get as many jack-ups as possible, this really makes it economically beneficial in this low price to see if we can exercise those options.

The next condition was, do we have the equipment available? As you know, the lead times on our equipment are up to nine months on some parts of the kit. We confirmed that for these two particular wells, we do have the equipment. And the third thing was, what exactly -- where do these wells rank and what can they contribute? So one is an (INAUDIBLE) exploration well that will open up an interesting fairway play that could really be, again, a bit of a game changer for Etame, should the exploration well be successful.

And the Ebouri well is one that we will also do. It’s, again, coming into a structure that’s known to us. And it won’t contribute a huge amount of production this year, but it certainly will set us up for an exit rate on a Q1 position that is stronger with that well in the profile than without it. Does that give you your answer, Bob?

Bill Dezellem
It does. Thank you both for the time, and congratulations on the transaction.

Ron Bain
Thanks, Bill.

George Maxwell
Thank you.

CONCLUSION

Operator
Ladies and gentlemen, this concludes our question-and-answer session. I would like to turn the conference back over to George Maxwell for any closing remarks.

George Maxwell
Thank you very much, Operator. Well, I’d like to just make the statement that the opportunity that we’re presenting to our shareholders today falls exactly inside the mantra that we’ve been articulating to the market over the past 12 to 18 months. We are looking for opportunities to grow the business that on their own merit are accretive and can stand financially strong without diluting the economic viability of our existing asset base, and this fits that criteria perfectly.

The position on the larger expanded business, should the shareholders choose to approve it, puts the company and its relative shareholder base in an excellent position, far stronger than many of our peers in the marketplace with an unlevered position, with strong cash flow, with diversity of assets and ranking of investment opportunities.

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.

It is exactly what we have articulated to our shareholders for many months now. We are still primarily focused on building a debt-free cash-generative platform that provides return with sufficient cash to also invest for long-term growth and maintain that sustainability of return.

So I hope that the shareholders, when we are able to send them then additional information, including the performance, can really see the merits of this deal as clearly as we can. And thank you very much for that.

Operator
And thank you, sir. The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan,” “probably” or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.  Forward-looking statements in this communication may include, but are not limited to, statements relating to (i) the proposed transaction and its expected terms, timing and closing, including receipt of required approvals, satisfaction of other customary closing conditions and expected changes and appointments to the executive leadership team and board of directors; (ii) estimates of future drilling, production and sales of crude oil and natural gas; (iii) estimates of future cost reductions, synergies, including pre-tax synergies, savings and efficiencies; (iv) expectations regarding VAALCO’s ability to effectively integrate assets and properties it may acquire as a result of the proposed transaction into VAALCO’s operations (v) expectations regarding future exploration and the development, growth and potential of VAALCO’s and TransGlobe’s operations, project pipeline and investments, and schedule and anticipated benefits to be derived therefrom; (vi) expectations regarding future investments or divestitures; (vii) expectations of future dividends and returns to stockholders; (viii) expectations of future balance sheet strength and credit ratings; (ix) expectations of future equity and enterprise value; (x) expectations of the continued listing of VAALCO’s common stock on the New York Stock Exchange and London Stock Exchange; (xi) expectations of future plans, priorities, focus and benefits of the proposed transaction; and (xii) the combined company’s environmental, social and governance related focus and commitments, and the anticipated benefits to be derived therefrom. Forward looking statements regarding the percentage share of the combined company that are expected to be owned by existing VAALCO stockholders and TransGlobe shareholders have been calculated based on each company’s vested outstanding shares as of the date of the arrangement agreement. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to obtain stockholder, court and regulatory approvals (if any) in connection with the proposed transaction; the ability to complete the proposed transaction on the anticipated terms and timetable; the possibility that various closing conditions for the transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of VAALCO and/or TransGlobe; the tax treatment of the proposed transaction in the United States and Canada; declines in oil or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing and costs of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; the ability to attract capital or obtain debt financing arrangements; currency exchange rates and regulations; actions by joint venture co-owners; hedging decisions, including whether or not to enter into derivative financial instruments; international, federal and state initiatives relating to the regulation of hydraulic fracturing; failure of assets to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; the ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; competition in the oil and gas industry; the risk that the proposed transaction may not increase VAALCO’s relevance to investors in the international exploration and production industry, increase capital market access through scale and diversification or provide liquidity benefits for stockholders; and other risks described (i) under the caption “Risk Factors” in VAALCO’s 2021 Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 11, 2022; and (ii) in TransGlobe’s 2021 Annual Report on Form 40-F, filed with the SEC on March 17, 2022 or TransGlobe’s annual information form for the year ended December 31, 2021 dated March 17, 2022. Neither VAALCO nor TransGlobe is affirming or adopting any statements or reports attributed to the other (including prior oil and gas reserves information) in this communication or made by the other outside of this communication. More information on potential factors that could affect VAALCO’s or TransGlobe’s financial results will be included in the preliminary and the definitive proxy statements that VAALCO intends to file with the SEC in connection with VAALCO’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the issuance of shares of VAALCO common stock in connection with the proposed transaction. There may be additional risks that neither VAALCO nor TransGlobe presently knows, or that VAALCO or TransGlobe currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements.  In addition, forward-looking statements reflect VAALCO’s and TransGlobe’s expectations, plans or forecasts of future events and views as of the date of this communication. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. No obligation is being undertaken to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.

Important Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, VAALCO intends to file preliminary and definitive proxy statements with the SEC.  The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of VAALCO as of the record date established for voting on the proposed transaction and will contain important information about the proposed transaction and related matters.  Stockholders of VAALCO and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with VAALCO’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the issuance of shares of VAALCO’s common stock in connection with the proposed transaction because the proxy statement will contain important information about VAALCO, TransGlobe and the proposed transaction.  When available, the definitive proxy statement will be mailed to VAALCO’s stockholders as of a record date to be established for voting on the proposed transaction.  Stockholders will also be able to obtain, without charge, copies of (i) the proxy statement, once available, (ii) the other  filings with the SEC that have been incorporated by reference into the proxy statement and (iii) other filings containing information about VAALCO, TransGlobe and the proposed transaction, at the SEC’s website at www.sec.gov or by directing a request to: VAALCO Energy, Inc., 9800 Richmond Avenue, Suite 700, Houston, TX 77042, Attention: Secretary, telephone: (713) 623-0801.

Participants in the Proposed Transaction Solicitation

VAALCO, TransGlobe and their respective directors and executive officers may be deemed participants in the solicitation of proxies from VAALCO’s stockholders in connection with the proposed transaction.  VAALCO’s stockholders and other interested persons may obtain, without charge, more detailed information (i) regarding the directors and officers of VAALCO in VAALCO’s 2021 Annual Report on Form 10-K filed with the SEC on March 11, 2022, its proxy statement relating to its 2022 Annual Meeting of Stockholders filed with the SEC on April 22, 2022 and other relevant materials filed with the SEC when they become available; and (ii) regarding TransGlobe’s directors and officers in TransGlobe’s 2021 Annual Information Form, which is attached as Exhibit 99.1 to Form 40-F, filed with the SEC on March 17, 2022 and other relevant materials filed with the SEC when they become available.  Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to VAALCO’s stockholders in connection with the proposed transaction will be set forth in the proxy statement for the proposed transaction when available.  Additional  information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that VAALCO intends to file with the SEC.

No Offer or Solicitation

This document shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction.  This document is for information purposes only and shall not constitute a recommendation to participate in the proposed transaction or to purchase any securities.  This document does not constitute an offer to sell or issue, or the solicitation of an offer to buy, acquire or subscribe for any securities in any jurisdiction, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or by means of a prospectus approved by the Financial Conduct Authority, or an exemption therefrom.

VAALCO Energy, Inc.
Wednesday, July 14, 2022, 11:00 a.m.